Exhibit 5

December 30, 2002

NUI Corporation
550 Route 202-206
P.O. Box 760
Bedminster, NJ 07921-0760

Re:	NUI Corporation

Dear Ladies and Gentlemen:

               I am general  counsel for NUI Corporation, a New Jersey  corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement") relating to the offering of up to 214,443 shares (the "Shares") of the Company's common stock, no par value, together with associated stock purchase rights, by certain stockholders of the Company.  In arriving at the opinion expressed herein, I have examined and relied on:

               (i)    The Registration Statement;

               (ii)   The Certificate of Amendment of Restated  Certificate

                      of Incorporation;

               (iii)  The Amended and Restated By-Laws of the Company; and

               (iv)   Minutes of the meetings of the Board of Directors of the Company and the Executive Committee thereof, including a meeting held on January 22, 2002 and February 26, 2002, respectively.

               In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all other records, documents and instruments of the Company and such other persons, and Ihave made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.  I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified or photostatic copies.

               Based upon the  foregoing, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

               I express no opinion other than as to the corporation laws of the State of New Jersey.

            I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference under the caption "Legal Opinion" in the prospectus included in the Registration Statement. In giving such consent, I do not thereby admit that I are acting within the category of persons whose consent is required under section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ JAMES R. VAN HORN

James R. Van Horn

Chief Administrative Officer

General Counsel and Secretary